UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERICAN FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	90-0929989
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number or Regulation A offering statement file number to which this form relates:  333-226252

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

American Finance Trust, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, to be registered hereunder, set forth under the section entitled “Description of the Series C Preferred Stock” contained in the Registrant’s prospectus supplement, dated December 14, 2020, as filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2020 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus (the “Prospectus”), dated July 20, 2018, included in the Registration Statement on Form S-3 (No. 333-226252) of the Registrant filed with the SEC on July 20, 2018, as well as the related information under the heading “Description of Capital Stock — Preferred Stock” in the Prospectus.

Item 2. Exhibits

Exhibit No.	Description
3.1(1)	Articles of Amendment and Restatement.
3.2(2)	Fourth Amended and Restated Bylaws.
3.3(3)	Amendment to Fourth Amended and Restated Bylaws of American Finance Trust, Inc.
3.4(4)	Articles Supplementary relating to election to be subject to Section 3-803 of MGCL.
3.5(5)	Articles of Amendment relating to reverse stock split, dated July 3, 2018.
3.6(5)	Articles of Amendment relating to par value decrease, dated July 3, 2018.
3.7(5)	Articles of Amendment relating to common stock name change, dated July 3, 2018.
3.8(5)	Articles of Supplementary relating to reclassification of common stock, dated July 3, 2018.
3.9(6)	Certification of Notice of American Finance Trust, Inc. filed with the State Department of Assessments and Taxation of Maryland on September 18, 2018.
3.10(7)	Certification of Notice of American Finance Trust, Inc. filed with the State Department of Assessments and Taxation of Maryland on December 20, 2018.
3.11*	Articles Supplementary designating shares of 7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, dated December 16, 2020.

(1)	Incorporated by reference to an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed with the Securities and Exchange Commission on August 11, 2015.
(2)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2018.
(3)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on April 13, 2020.
(4)	Incorporated by reference to an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 20, 2017 and filed with the Securities and Exchange Commission on November 13, 2017.
(5)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 2018.
(6)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2018.
(7)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2018.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 16th day of December, 2020.

AMERICAN FINANCE TRUST, INC.

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer and President